Exhibit 99.1

Western Alliance Reports Results for the Fourth Quarter 2008

LAS VEGAS--(BUSINESS WIRE)--January 29, 2009--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for 2008 and the fourth quarter 2008.

2008 Highlights:

  Raised $220 million in equity through two common stock capital raises totaling $80 million and a preferred stock capital raise through the United States Treasury Department Troubled Asset Relief Program’s (TARP) Capital Purchase Program of $140 million, bringing total risk-based regulatory capital to $576 million, increasing the total risk-based capital ratio to 12.2% at December 31, 2008 from 10.3% at December 31, 2007
  Grew loans to $4.10 billion at December 31, 2008, up 12.7% or $463 million from year-end 2007
  Grew customer funds (sum of deposits and customer repurchase agreements) to $3.92 billion at December 31, 2008, up 2.6% or $100 million from year-end 2007
  Maintained an interest margin of 4.28%, well in excess of industry norms
  Held non-accrual loans and other real estate to 1.39% of total assets, among the best in our market
  Achieved net revenue (sum of net interest income and non-interest income, excluding securities impairment charges and net mark-to-market gains) of $223.8 million, up 9.6% from $204.3 million in 2007
  Incurred a net operating loss of $2.1 million (excluding securities impairment charges, net mark-to-market gains and non-cash goodwill impairment charges), down from net operating income of $34.1 million in 2007

  Reported diluted net operating loss per share of $0.06 (excluding securities impairment charges, net mark-to-market gains and non-cash goodwill impairment charges), down from net operating income per share of $1.10 for 2007
  Wrote down the Company’s entire CDO portfolio to 1% of its $121.3 million par value
  Incurred a net loss of $236.5 million, including securities impairment charges of $99.5 million (net of tax), provision for loan losses of $43.4 million (net of tax) and non-cash goodwill impairment charges of $138.8 million
  Reported diluted loss per share of $7.28, including securities impairment charges of $3.05 per diluted share (net of tax), loan loss provision expense of $1.33 per diluted share (net of tax) and non-cash goodwill impairment charges of $4.25 per diluted share

Fourth Quarter 2008 Highlights:

  Incurred a net operating loss of $12.2 million (excluding securities impairment charges, net mark-to-market gains and a non-cash goodwill impairment charge) in the fourth quarter 2008, down $13.9 million from the third quarter 2008 (excluding securities impairment charges, net mark-to-market gains and a non-cash goodwill impairment charge)
  Reported diluted net operating loss per share of $0.32 (excluding securities impairment charges, net mark-to-market gains and a non-cash goodwill impairment charge), down $0.37 from net operating income per share of $0.05 for third quarter 2008 (excluding securities impairment charges, net mark-to-market gains and a non-cash goodwill impairment charge)
  Incurred a net loss of $148.3 million, including securities impairment charges of $75.3 million (net of tax), provision for loan losses of $20.4 million (net of tax) and a non-cash goodwill impairment charge of $59.6 million
  Reported diluted loss per share of $3.94, including securities impairment charges of $1.99 per diluted share (net of tax), provision for loan losses of $0.54 per diluted share (net of tax) and a non-cash goodwill impairment charge of $1.57 per diluted share
  Increased interest margin from 4.16% in the fourth quarter 2007 to 4.30% in the fourth quarter 2008
  Reported net revenue (sum of net interest income and non-interest income, excluding securities impairment charges and net mark-to-market gains) of $56.3 million, down 1.7% from $57.3 million in the third quarter 2008 and up 5.7% from $53.3 million for the fourth quarter 2007
  Grew loans to $4.10 billion at December 31, 2008, up $149 million from September 30, 2008
  Grew customer funds to $3.92 billion, up $177 million from last quarter, including deposits of $3.60 billion at December 31, 2008, up 4.4% or $152 million from September 30, 2008 and customer repurchase agreements of $321 million, up 8.7% or $25 million from September 30, 2008

Financial Performance

Western Alliance Bancorporation reported a net operating loss of $12.2 million, excluding securities impairment charges of $75.3 million (net of tax), net mark-to-market gains of $3.3 million and a non-cash goodwill impairment charge of $59.6 million in the fourth quarter 2008, down $13.9 million from the third quarter 2008.

Net loss of $148.3 million for the fourth quarter 2008, which increased $53.6 million from a net loss of $94.7 million for the third quarter 2008. Fourth quarter results include securities impairment charges of $75.3 million (net of tax) and an estimated non-cash goodwill impairment charge of $59.6 million, and the third quarter results include a non-cash goodwill impairment charge of $79.2 million and securities impairment charges of $20.9 million (net of tax). Given the rapidly changing market conditions, the Company continues to evaluate its remaining securities and goodwill for impairment. The fourth quarter also includes a $2.8 million after-tax loss ($0.07 per share) from PartnersFirst, the Company’s affinity credit card initiative.

Gross loans grew $149 million to $4.10 billion at December 31, 2008 from September 30, 2008 and increased $463 million from December 31, 2007.

Customer funds increased $177 million to $3.92 billion at December 31, 2008 from September 30, 2008, comprised of a $152 million increase in deposits and a $25 million increase in customer repurchase agreements. From December 31, 2007, customer funds increased $100 million, comprised of a $54 million increase in deposits and a $46 million increase in customer repurchase agreements. Non-interest bearing title company deposits declined $59 million to $85 million during the year ended December 31, 2008 and decreased $53 million from September 30, 2008.

“This past year has been very challenging for our Company due to unprecedented turmoil in the financial industry and housing markets. Despite this difficult operating environment, we succeeded in substantially boosting our capital position, maintaining strong margins, and addressing our most troubled asset class by writing off virtually our entire trust preferred CDO portfolio,” said Robert Sarver, Chairman, President and Chief Executive Officer of Western Alliance.

“Looking forward to 2009, WAL is focused on actively managing credit risk and aggressively addressing nonperforming assets, continuing to recruit local bankers with a strong customer following and increasing our deposit market share, as we take advantage of the economic dislocations and integration risk assumed by a number of our competitors. However, we recognize the U.S. economy will take some time to recover from the current recession.”

Income Statement

Net interest income increased 8.1 percent to $50.2 million in the fourth quarter 2008 from $46.4 million in the fourth quarter 2007. The net interest margin in the fourth quarter 2008 was 4.30 percent, compared to 4.36 percent in the third quarter 2008. The net interest margin was 4.16 percent in the fourth quarter 2007.

The provision for loan losses was $32.3 million for the fourth quarter 2008 compared to $14.7 million for the third quarter 2008 and $13.9 million for the fourth quarter 2007. Non-accrual loans and other real estate owned were $72.9 million or 1.39 percent of total assets at December 31, 2008, compared with $21.3 million or 0.42 percent of total assets at December 31, 2007. Net loan charge-offs in the fourth quarter 2008 were $14.5 million or 1.45 percent of average loans (annualized), compared to net charge-offs of $4.5 million or 0.49 percent of average loans (annualized) for the same period in 2007. Loans past due 30-89 days totaled $45.2 million at quarter end, up from $35.0 million at September 30, 2008. Loans past due 90 days and still accruing totaled $12.3 million at quarter end, up from $0.7 million at September 30, 2008.

During the fourth quarter 2008, the Company determined that its portfolio of collateralized debt obligations (“CDOs”) was other-than-temporarily impaired under generally accepted accounting principles due to the continued expected weakness of the U.S. economy, the decline in the market value of these CDOs and the increase in deferrals and defaults by the issuers of the underlying securities. These CDOs represent interests in various trusts, each of which is collateralized with trust preferred debt issued by other financial institutions. This $108 million portfolio has been written down to $1.4 million, which approximates market value. However, $77 million of these CDOs were current in payments of interest as of December 31, 2008. A significant majority of the security impairment charges were from this CDO portfolio.

Non-interest income, excluding changes in fair value of financial instruments measured at fair value, was $6.1 million for the fourth quarter 2008, down 10.6 percent from $6.9 million for the same period in 2007. This decrease was the result of declining assets under management due to stock market deterioration. For the third quarter 2008, non-interest income was $7.4 million.

Net revenue (sum of net interest income and non-interest income, excluding securities impairment charges and net mark-to-market gains) was $56.3 million for the fourth quarter 2008, up 5.7 percent from $53.3 million for the fourth quarter 2007. For the third quarter 2008, net revenue was $57.3 million.

Non-interest expense (excluding securities impairment charges, net mark-to-market gains and a non-cash goodwill impairment charge) was $43.6 million for the fourth quarter 2008, up 21.3 percent from $36.0 million for the same period in 2007. For the third quarter 2008, non-interest expense was $40.6 million, excluding a non-cash goodwill impairment charge of $79.2 million. We had 1,020 full-time equivalent (FTE) employees and 41 banking offices on December 31, 2008, compared to 1,017 and 41, respectively, on September 30, 2008 and 992 and 39, respectively, on December 31, 2007. During the fourth quarter 2008, we hired 11 team members to serve the Los Angeles market.

Net income decreased $150.8 million to a net loss of $148.3 million for the fourth quarter 2008 compared with net income of $2.4 million for the same period last year. Net loss was $94.7 million for the third quarter 2008. Diluted loss per share was $3.94 compared with a $2.84 diluted loss per share for the third quarter 2008 and diluted earnings per share of $0.08 for the fourth quarter 2007. Average diluted shares increased 24.8 percent to 39.1 million for the fourth quarter 2008 compared with 31.3 million for the fourth quarter 2007.

For 2008, net income decreased $269.3 million to a net loss of $236.5 million from net income of $32.9 million for 2007. Diluted loss per share was $7.28 compared to earnings per share of $1.06 in 2007. Average diluted shares increased 8.0 percent to 33.5 million compared to 31.0 million last year.

Balance Sheet

Gross loans totaled $4.10 billion at December 31, 2008, an increase of 3.8 percent from September 30, 2008 and 12.7 percent from $3.63 billion at December 31, 2007. At December 31, 2008 the allowance for loan losses was 1.83 percent of gross loans, compared to 1.45 percent at September 30, 2008 and 1.36 percent at December 31, 2007.

Customer funds totaled $3.92 billion at December 31, 2008, an increase of $177 million from September 30, 2008 and an increase of $100 million from $3.82 billion at December 31, 2007.

Non-interest bearing deposits, which include title company deposits for which the Company incurs non-interest expense for the benefit of the depositor, comprised 28.3 percent of total deposits at December 31, 2008. As of December 31, 2008, non-interest bearing deposits from title companies were 2.4 percent of total deposits, compared to 4.0 percent at September 30, 2008, and 4.1 percent at December 31, 2007.

At December 31, 2008 the company’s loan to deposit ratio was 113.8 percent compared with 102.4 percent one year earlier. Borrowings, including non-relationship brokered deposits, totaled $697 million at December 31, 2008, up $152 million from $545 million one year earlier. The majority of these borrowings represent overnight advances from the Federal Home Loan Bank of San Francisco.

Stockholders’ equity increased $17 million from September 30, 2008 to $495 million at December 31, 2008, due to capital raised through preferred stock issued to the United States Treasury, largely offset by securities impairment charges and a non-cash goodwill impairment charge. Our accumulated other comprehensive loss has increased only marginally since December 2007 due mainly to the Company’s decision to recognize impairment charges caused by widening of credit spreads, which negatively affected the market values of our trust preferred CDO and adjustable rate preferred stock portfolios, decreasing our other comprehensive loss by $24.6 million to $27.5 million for the quarter ended December 31, 2008. At December 31, 2008 tangible equity was 7.7 percent of tangible assets and total risk-based capital was 12.2 percent of risk-weighted assets.

Total assets increased 4.5 percent to $5.24 billion at December 31, 2008 from $5.02 billion at December 31, 2007.

Operating Unit Highlights

Our Nevada banking operations, which include Bank of Nevada and First Independent Bank of Nevada, reported loan growth of $25 million during the fourth quarter 2008 and $121 million during the full year to $2.66 billion at December 31, 2008. Customer funds decreased $49 million and increased $211 million to $2.34 billion during the same periods, respectively. Net operating loss for our Nevada banks was $4.3 million (excluding $6.2 million mark-to-market gains and securities impairment charges of $55.4 million (net of tax) and a non-cash goodwill impairment charge of $59.6 million) in the fourth quarter 2008 compared with net operating income of $1.3 million (excluding securities impairment charges of $1.9 million, net of tax) during the fourth quarter 2007. Net loss for our Nevada banks was $122.8 million during the fourth quarter 2008 compared with net income of $0.9 million during the fourth quarter 2007.

Our California banking operations, which include Torrey Pines Bank and Alta Alliance Bank, reported loan growth of $63 million during the fourth quarter 2008 and $220 million during the full year to $774 million. Customer funds increased $160 million and $228 million to $838 million during the same periods, respectively. Net operating income for our California banks was $0.2 million (excluding $3.0 million mark-to-market gains and securities impairment charges of $11.2 million, net of tax) in the fourth quarter 2008. Net loss for our California banks was $12.3 million during the fourth quarter 2008 compared with net income of $1.4 million during the fourth quarter 2007.

Our Arizona banking operations, which consists of Alliance Bank of Arizona, reported loan growth of $56 million during the fourth quarter 2008 and an increase of $94 million during the full year to $678 million. Customer funds increased $48 million and $80 million to $744 million during the same periods, respectively. Net operating loss for our Arizona bank was $2.3 million (excluding $0.8 million mark-to-market gains and securities impairment charges of $8.7 million, net of tax) in the fourth quarter 2008. Net loss for our Arizona bank was $10.7 million during the fourth quarter 2008 compared with net income of $0.3 million during the fourth quarter 2007.

The asset management business line, which includes Miller/Russell and Associates, Shine Investment Advisory Services and Premier Trust, had assets under management of $1.66 billion at December 31, 2008, down 28.1 percent from $2.31 billion at December 31, 2007, primarily due to valuation declines in equity securities. Assets under administration by the three entities decreased 27.1 percent from $2.51 billion at December 31, 2007 to $1.83 billion at December 31, 2008.

Our affinity credit card business line, PartnersFirst, launched 11 new affinity groups and opened 1,836 accounts during the fourth quarter 2008. Losses incurred by PartnersFirst for the quarter ended December 31, 2008 were $2.8 million.

Attached to this press release is summarized financial information for the quarter and year ended December 31, 2008.

Conference Call

Western Alliance Bancorporation will host a conference call to discuss its fourth quarter 2008 financial results at 10:00 a.m. ET on Friday, January 30, 2009. Participants may access the call by dialing 800-860-2442. The call will be recorded and made available for replay after 2:00 p.m. ET January 30, until 9:00 a.m. ET February 6, by dialing 1-877-344-7529 using the pass code 427266.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” ”believe,” “expect,” “estimate,” “plan,” “will,” “look forward,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; other factors affecting the financial services industry generally or the banking industry in particular; and other factors described in our 2007 Form 10-K and documents subsequently filed by us with the Securities and Exchange Commission.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, westernalliancebancorp.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the three months			For the year
	ended Dec. 31,			ended Dec. 31,
	2008	2007	Change %	2008	2007	Change %

Selected Income Statement Data:
($ in thousands)
Interest income	$72,088	$81,190	-11.2%	$295,591	$305,822	-3.3%
Interest expense	21,906	34,757	-37.0	100,683	125,933	-20.1
Net interest income	50,182	46,433	8.1	194,908	179,889	8.3
Provision for loan losses	32,262	13,881	132.4	68,189	20,259	236.6
Net interest income after provision for loan losses	17,920	32,552	-44.9	126,719	159,630	-20.6
Securities gains/(losses) and other valuation changes	(115,550)	(403)	28,572.5	(145,975)	(1,842)	7,824.8
Other non-interest income	6,143	6,872	-10.6	28,929	24,380	18.7
Non-interest expense	103,231	35,964	187.0	300,299	133,780	124.5
Income (loss) before income taxes	(194,718)	3,057	-6,469.6	(290,626)	48,388	-700.6
Income tax expense (benefit)	(46,409)	614	-7,658.5	(54,166)	15,513	-449.2
Net income (loss)	$(148,309)	$2,443	-6,170.8	$(236,460)	$32,875	-819.3
Memo: intangible asset amortization, net of tax	$655	$381	71.8	$2,360	$1,455	62.2
Diluted earnings (loss) per share	$(3.94)	$0.08	-5,025.0	$(7.28)	$1.06	-786.8

Non-GAAP Selected Income Statement Data:
($ in thousands)
Interest income	$72,088	$81,190	-11.2%	$295,591	$305,822	-3.3%
Interest expense	21,906	34,757	-37.0	100,683	125,933	-20.1
Net interest income	50,182	46,433	8.1	194,908	179,889	8.3
Provision for loan losses	32,262	13,881	132.4	68,189	20,259	236.6
Net interest income after provision for loan losses	17,920	32,552	-44.9	126,719	159,630	-20.6
Other non-interest income	6,143	6,872	-10.6	28,929	24,380	18.7
Non-interest expense, excluding goodwill impairment	43,628	35,964	21.3	161,454	133,780	20.7
Operating income (loss) before income taxes	(19,565)	3,460	-665.5	(5,806)	50,230	-111.6
Income tax expense (benefit)	(7,319)	755	-1,069.3	(3,707)	16,158	-122.9
Net operating income (loss)	$(12,246)	$2,705	-552.7	$(2,099)	$34,072	-106.2
Memo: intangible asset amortization, net of tax	$655	$381	71.8	$2,360	$1,455	62.2
Diluted net operating income (loss) per share	$(0.32)	$0.09	-473.8	$(0.06)	$1.10	-105.9

Common Share Data:
Book value per share	9.20	16.63	-44.7%
Tangible book value per share (net of tax)	6.79	8.88	-23.5
Average shares outstanding (in thousands):
Basic	37,939	29,520	28.5	32,652	28,918	12.9
Diluted	39,087	31,327	24.8	33,512	31,019	8.0
Common shares outstanding	38,601	30,157	28.0

Non-GAAP Measurements:
Net operating return on average assets (1)	(0.93)%	0.21%	-542.9%	(0.04)%	0.73%	-105.5%
Net operating cash return on average tangible assets (1) (2)	(0.90)	0.25	-460.0	0.01	0.78	-98.7
Net operating return on average stockholders' equity (1)	(9.38)	2.06	-555.3	(0.41)	6.91	-105.9
Net operating cash return on average tangible stockholders' equity (1) (2)	(12.83)	4.44	-389.0	0.09	8.87	-99.0
Net operating efficiency ratio - tax equivalent basis	76.81	67.09	14.5	71.54	64.69	10.6

(1) Annualized for the three and twelve-month periods ended December 31, 2008 and 2007.
(2) Cash return is defined as net income before intangible asset amortization expense.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the three months			For the year
	ended Dec. 31,			ended Dec. 31,
	2008	2007	Change %	2008	2007	Change %

Selected Performance Ratios:
Net interest margin (1)	4.30%	4.16%	3.4%	4.28%	4.40%	-2.7%
Net interest spread	3.85	3.29	17.0	3.75	3.37	11.3
Loan to deposit ratio	113.75	102.42	11.1

Selected Balance Sheet Data:
($ in millions)
Total assets	$5,243.7	$5,016.1	4.5%
Gross loans, including net deferred fees	4,095.7	3,633.0	12.7
Securities	567.8	736.2	-22.9
Federal funds sold	3.2	11.0	-70.9
Customer funds	3,921.7	3,822.0	2.6
Borrowings	637.1	544.7	17.0
Junior subordinated and subordinated debt	103.0	122.2	-15.7
Stockholders' equity	494.7	501.5	-1.4

Capital Ratios:
Tangible equity	7.7%	5.4%	42.6%
Tangible common equity	5.0	5.4	-7.4
Tier 1 leverage ratio	8.9	7.4	20.3
Tier 1 risk-based capital	9.7	7.9	22.8
Total risk-based capital	12.2	10.3	18.4

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	1.45%	0.49%	195.9%	1.10%	0.23%	379.0%
Non-accrual loans to gross loans	1.42	0.49	189.8
Non-accrual loans and OREO to total assets	1.39	0.42	231.0
Loans past due 90 days and still accruing to total loans	0.31	0.02	1,450.0
Allowance for loan losses to gross loans	1.83	1.36	34.6
Allowance for loan losses to non-accrual loans	128.34	275.86	-53.5

(1) Annualized for the three-month periods ended December 31, 2008 and 2007.
(2) Cash return is defined as net income before intangible asset amortization expense.

Western Alliance Bancorporation and Subsidiaries

Condensed Consolidated Statements of Income
Unaudited	Three Months Ended		Years Ended
	December 31,		December 31,

($ in thousands, except per share data)	2008	2007	2008	2007
Interest income on:
Loans, including fees	$64,030	$69,201	$257,528	$264,480
Securities	8,011	11,744	37,741	39,698
Federal funds sold and other	47	245	322	1,644
Total interest income	72,088	81,190	295,591	305,822
Interest expense on:
Deposits	15,185	23,852	67,372	98,128
Borrowings	4,834	8,698	26,054	20,189
Junior subordinated and subordinated debt	1,887	2,207	7,257	7,616
Total interest expense	21,906	34,757	100,683	125,933
Net interest income	50,182	46,433	194,908	179,889
Provision for loan losses	32,262	13,881	68,189	20,259
Net interest income after provision for loan losses	17,920	32,552	126,719	159,630
Mark-to-market gains, net	3,314	2,458	10,857	1,019
Securities impairment charges	(118,864)	(2,861)	(156,832)	(2,861)
Other income:
Trust and investment advisory services	2,290	2,889	10,489	9,764
Service charges	1,711	1,339	6,135	4,828
Bank owned life insurance	673	913	2,639	3,763
Other	1,469	1,731	9,666	6,025
	6,143	6,872	28,929	24,380
Other expense:
Compensation	23,086	20,172	88,349	76,582
Occupancy	5,404	3,769	20,891	18,120
Customer service	934	1,813	4,157	6,708
Merger expenses	-	-	-	747
Intangible amortization	1,007	381	3,631	1,455
Goodwill impairment	59,603	-	138,845	-
Other	13,197	9,829	44,426	30,168
	103,231	35,964	300,299	133,780

Income (loss) before income taxes	(194,718)	3,057	(290,626)	48,388

Income tax expense (benefit)	(46,409)	614	(54,166)	15,513

Net income (loss)	(148,309)	2,443	(236,460)	32,875

Preferred stock dividends	778	-	778	-

Net income (loss) available to common stockholders	$(149,087)	$2,443	$(237,238)	$32,875

Diluted earnings (loss) per share	$(3.94)	$0.08	$(7.28)	$1.06

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Income
Unaudited
	Quarter ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
($ in thousands, except per share data)	2008	2008	2008	2008	2007
Interest income on:
Loans, including fees	$64,030	$64,977	$62,817	$65,704	$69,201
Securities	8,011	8,968	9,789	10,973	11,744
Federal funds sold and other	47	80	80	115	245
Total interest income	72,088	74,025	72,686	76,792	81,190
Interest expense on:
Deposits	15,185	16,183	16,490	19,514	23,852
Borrowings	4,834	6,338	6,587	8,295	8,698
Junior subordinated and subordinated debt	1,887	1,642	1,607	2,121	2,207
Total interest expense	21,906	24,163	24,684	29,930	34,757
Net interest income	50,182	49,862	48,002	46,862	46,433
Provision for loan losses	32,262	14,716	13,152	8,059	13,881
Net interest income after provision for loan losses	17,920	35,146	34,850	38,803	32,552
Mark-to-market gains, net	3,314	5,251	707	1,585	2,458
Securities impairment charges	(118,864)	(32,688)	-	(5,280)	(2,861)
Other income:
Trust and other fees	2,290	2,668	2,735	2,796	2,889
Service charges	1,711	1,586	1,411	1,427	1,339
Bank owned life insurance	673	593	573	800	913
Other	1,469	2,569	2,233	3,395	1,731
	6,143	7,416	6,952	8,418	6,872
Other expense:
Compensation	23,086	21,812	21,517	21,934	20,172
Occupancy	5,404	5,280	5,179	5,028	3,769
Customer service	934	910	1,113	1,200	1,813
Intangible amortization	1,007	920	915	789	381
Goodwill impairment	59,603	79,242	-	-	-
Other	13,197	11,709	10,468	9,052	9,829
	103,231	119,873	39,192	38,003	35,964

Income (loss) before income taxes	(194,718)	(104,748)	3,317	5,523	3,057

Income tax expense (benefit)	(46,409)	(10,040)	902	1,381	614

Net income (loss)	(148,309)	(94,708)	2,415	4,142	2,443

Preferred stock dividends	778	-	-	-	-

Net income (loss) available to common stockholders	$(149,087)	$(94,708)	$2,415	$4,142	$2,443

Diluted earnings (loss) per share	$(3.94)	$(2.84)	$0.08	$0.14	$0.08

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
($ in millions)	2008	2008	2008	2008	2007
Assets
Cash and due from banks	$136.8	$137.8	$170.3	$132.9	$104.6
Federal funds sold	3.2	35.1	10.9	59.0	11.0
Cash and cash equivalents	140.0	172.9	181.2	191.9	115.6

Securities	567.8	622.0	621.7	731.1	736.2
Gross loans, including net deferred loan fees:
Construction and land development	820.9	804.9	831.7	805.5	806.1
Commercial real estate	1,763.4	1,673.9	1,624.5	1,550.8	1,514.5
Residential real estate	589.2	571.9	536.0	519.6	492.6
Commercial and industrial	860.3	842.8	837.0	808.9	784.4
Consumer	71.1	62.0	54.1	46.2	43.5
Net deferred loan fees	(9.2)	(8.3)	(8.7)	(8.4)	(8.1)
	4,095.7	3,947.2	3,874.6	3,722.6	3,633.0
Less: Allowance for loan losses	(74.8)	(57.1)	(58.7)	(50.8)	(49.3)
Loans, net	4,020.9	3,890.1	3,815.9	3,671.8	3,583.7

Premises and equipment, net	141.0	142.9	143.4	143.9	143.4
Bank owned life insurance	90.7	90.0	89.4	88.9	88.1
Goodwill and other intangibles	100.0	160.6	240.7	241.4	242.2
Other assets	183.3	150.5	127.0	128.3	106.9
Total assets	$5,243.7	$5,229.0	$5,219.3	$5,197.3	$5,016.1

Liabilities and Stockholders' Equity
Liabilities
Non-interest bearing demand deposits	$1,019.1	$985.0	$1,007.6	$1,032.2	$1,007.6
Interest bearing deposits:
Demand	253.5	237.4	263.8	276.5	264.6
Savings and money market	1,342.8	1,376.9	1,585.4	1,538.3	1,558.9
Time, $100 and over	647.4	591.3	622.2	623.8	649.4
Other time	337.9	258.4	114.6	89.5	66.5
	3,600.7	3,449.0	3,593.6	3,560.3	3,547.0
Customer repurchase agreements	321.0	295.4	185.6	224.6	275.0
Total customer funds	3,921.7	3,744.4	3,779.2	3,784.9	3,822.0
Wholesale brokered deposits	60.0	60.0	60.0	70.0	-
Borrowings	637.1	805.1	717.0	696.4	544.7
Junior subordinated and subordinated debt	103.0	106.7	114.3	116.0	122.2
Accrued interest payable and other liabilities	27.2	34.9	23.4	36.0	25.7
Total liabilities	4,749.0	4,751.1	4,693.9	4,703.3	4,514.6
Stockholders' Equity
Common Stock and additional paid-in capital	469.4	466.0	412.9	380.4	378.0
Preferred Stock and additional paid-in capital	140.0	-	-	-	-
Retained earnings	(87.2)	64.0	158.7	156.3	152.3
Accumulated other comprehensive loss	(27.5)	(52.1)	(46.2)	(42.7)	(28.8)
Total stockholders' equity	494.7	477.9	525.4	494.0	501.5
Total liabilities and stockholders' equity	$5,243.7	$5,229.0	$5,219.3	$5,197.3	$5,016.1

Western Alliance Bancorporation and Subsidiaries

Changes in the Allowance For Loan Losses
Unaudited
	Quarter Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
($ in thousands)	2008	2008	2008	2008	2007

Balance, beginning of period	$57,097	$58,688	$50,839	$49,305	$39,911
Provisions charged to operating expenses	32,262	14,716	13,152	8,059	13,881
Recoveries of loans previously charged-off:
Construction and land development	28	4	-	-	-
Commercial real estate	3	-	-	-	-
Residential real estate	12	31	-	-	-
Commercial and industrial	131	115	192	95	45
Consumer	13	12	4	8	20
Total recoveries	187	162	196	103	65
Loans charged-off:
Construction and land development	2,197	10,113	1,082	3,323	2,361
Commercial real estate	1,364	1,366	-	182	-
Residential real estate	3,387	758	1,528	970	49
Commercial and industrial	6,975	4,173	2,705	2,084	2,023
Consumer	796	59	184	69	119
Total charged-off	14,719	16,469	5,499	6,628	4,552
Net charge-offs	14,532	16,307	5,303	6,525	4,487
Balance, end of period	$74,827	$57,097	$58,688	$50,839	$49,305

Net charge-offs (annualized) to average loans outstanding	1.45%	1.65%	0.55%	0.70%	0.49%
Allowance for loan losses to gross loans	1.83	1.45	1.51	1.37	1.36
Non-accrual loans	$58,302	$27,909	$44,416	$9,750	$17,873
Other real estate owned	14,643	12,681	6,847	6,901	3,412
Loans past due 90 days, still accruing	12,272	686	3,597	3,235	779
Loans past due 30 to 89 days, still accruing	45,193	34,990	11,893	50,681	11,879

Western Alliance Bancorporation and Subsidiaries

Average Balances, Yields and Rates Paid
Unaudited
	Three Months Ended December 31,
	2008			2007

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Earning Assets	(in millions)	(in thousands)		(in millions)	(in thousands)
Securities (1)	$622.2	$7,758	5.27%	$785.1	$11,494	5.96%
Federal funds sold	24.1	47	0.78%	19.1	245	5.09%
Loans (1)	3,999.4	64,030	6.37%	3,633.5	69,201	7.56%
Restricted stock	41.3	253	2.44%	24.4	250	4.06%
Total earnings assets	4,687.0	72,088	6.16%	4,462.1	81,190	7.25%
Non-earning Assets
Cash and due from banks	129.3			104.7
Allowance for loan losses	(59.8)			(41.2)
Bank-owned life insurance	90.3			87.5
Other assets	411.1			438.7
Total assets	$5,257.9			$5,051.8
Interest Bearing Liabilities
Sources of Funds
Interest-bearing deposits:
Interest-bearing checking	$234.4	766	1.30%	$255.5	1,458	2.26%
Savings and money market	1,370.9	7,378	2.14%	1,648.9	13,872	3.34%
Time deposits	915.5	7,041	3.06%	713.2	8,522	4.74%
	2,520.8	15,185	2.40%	2,617.6	23,852	3.62%
Borrowings	1,145.3	4,834	1.68%	751.7	8,698	4.59%
Junior subordinated and subordinated debt	106.6	1,887	7.04%	116.1	2,207	7.54%
Total interest-bearing liabilities	3,772.7	21,906	2.31%	3,485.4	34,757	3.96%
Non-interest Bearing Liabilities
Noninterest-bearing demand deposits	961.8			1,022.1
Other liabilities	3.8			24.1
Stockholders’ equity	519.6			520.2
Total liabilities and stockholders' equity	$5,257.9			$5,051.8
Net interest income and margin		$50,182	4.30%		$46,433	4.16%
Net interest spread			3.85%			3.29%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $478 and $304 for the fourth quarter 2008 and 2007, respectively.

Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
Unaudited	Nevada	California	Arizona	Asset Management	Credit Card Services	Other	Intersegment Eliminations	Consolidated Company
($ in millions)
2008:
Assets	$3,490.6	$971.2	$867.2	$18.9	$29.2	$63.6	$(197.0)	$5,243.7
Gross loans and deferred fees	2,659.0	774.1	677.8	-	27.8	-	(43.0)	4,095.7
Less: Allowance for loan losses	(49.7)	(10.9)	(12.9)	-	(1.3)	-	-	(74.8)
Net loans	2,609.3	763.2	664.9	-	26.5	-	(43.0)	4,020.9
Deposits	2,096.3	828.7	679.9	-	-	-	(4.2)	3,600.7
Stockholders' equity	324.1	74.5	62.9	17.2	(2.4)	18.4	-	494.7

Number of branch locations	21	9	11	-	-	-	-	41
Full-time equivalent employees	604	141	150	47	37	41	-	1,020

($ in thousands)
Three Months Ended Dec. 31, 2008:
Net interest income (expense)	$32,640	$10,709	$7,688	$14	$267	$(1,136)	$-	$50,182
Provision for loan losses	22,108	3,385	5,929	-	840	-	-	32,262
Net interest income (expense) after provision for loan losses	10,532	7,324	1,759	14	(573)	(1,136)	-	17,920
Securities gains/(losses) and other valuation changes	(90,579)	(21,390)	(13,683)	-	-	3,646	6,456	(115,550)
Noninterest income, excluding securities and fair value gains (losses)	2,456	619	1,004	2,298	294	372	(900)	6,143
Noninterest expense	(79,853)	(7,960)	(6,578)	(2,160)	(3,685)	(3,895)	900	(103,231)
Income (loss) before income taxes	(157,444)	(21,407)	(17,498)	152	(3,964)	(1,013)	6,456	(194,718)
Income tax expense (benefit)	(34,646)	(9,156)	(6,830)	106	(1,197)	3,054	2,260	(46,409)
Net income (loss)	$(122,798)	$(12,251)	$(10,668)	$46	$(2,767)	$(4,067)	$4,196	$(148,309)

($ in thousands)
Year Ended Dec. 31, 2008:
Net interest income (loss)	$130,746	$38,564	$29,926	$74	$340	$(4,742)	$-	$194,908
Provision for loan losses	50,379	6,829	9,450	-	1,531	-	-	68,189
Net interest income (loss) after provision for loan losses	80,367	31,735	20,476	74	(1,191)	(4,742)	-	126,719
Securities gains/(losses) and other valuation changes	(124,390)	(29,175)	(18,069)	-	-	19,203	6,456	(145,975)
Noninterest income, excluding securities and fair value gains (losses)	11,529	2,176	5,949	10,499	891	1,045	(3,160)	28,929
Noninterest expense	(217,434)	(27,462)	(25,365)	(9,332)	(13,042)	(10,824)	3,160	(300,299)
Income (loss) before income taxes	(249,928)	(22,726)	(17,009)	1,241	(13,342)	4,682	6,456	(290,626)
Income tax expense (benefit)	(40,442)	(9,732)	(6,766)	623	(5,102)	4,993	2,260	(54,166)
Net income (loss)	$(209,486)	$(12,994)	$(10,243)	$618	$(8,240)	$(311)	$4,196	$(236,460)

Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
Unaudited	Nevada	California	Arizona	Asset Management	Credit Card Services	Other	Intersegment Eliminations	Consolidated Company
($ in millions)
2007:
Assets	$3,591.2	$850.1	$822.6	$19.5	$0.4	$5.2	$(272.8)	$5,016.1
Gross loans and deferred fees	2,537.8	553.7	584.2	-	0.2	-	(43.0)	3,633.0
Less: Allowance for loan losses	(37.0)	(5.51)	(6.77)	-	-	-	-	(49.3)
Net loans	2,500.8	548.2	577.5	-	0.2	-	(43.0)	3,583.7
Deposits	2,399.6	539.1	613.1	-	-	-	(4.8)	3,547.0
Stockholders' equity	440.9	67.7	54.5	17.5	-	(79.1)	-	501.5

Number of branch locations	19	9	11	-	-	-	-	39
Full-time equivalent employees	619	150	139	42	14	28	-	992

($ in thousands)
Three Months Ended Dec. 31, 2007:
Net interest income (expense)	$33,053	$7,680	$7,065	$26	$(39)	$(1,352)	$-	$46,433
Provision for loan losses	10,800	352	2,729	-	-	-	-	13,881
Net interest income (expense) after provision for loan losses	22,253	7,328	4,336	26	(39)	(1,352)	-	32,552
Securities gains/(losses) and other valuation changes	(5,403)	409	334	33	-	4,224	-	(403)
Noninterest income, excluding securities and fair value gains (losses)	2,549	504	1,301	2,866	5	288	(641)	6,872
Noninterest expense	(18,614)	(5,899)	(5,705)	(13,557)	(2,098)	9,268	641	(35,964)
Income (loss) before income taxes	785	2,342	266	(10,632)	(2,132)	12,428	-	3,057
Income tax expense (benefit)	(104)	986	15	345	(881)	253	-	614
Net income (loss)	$889	$1,356	$251	$(10,977)	$(1,251)	$12,175	$-	$2,443

($ in thousands)
Year Ended Dec. 31, 2007:
Net interest income (expense)	$129,523	$27,526	$28,260	$77	$(39)	$(5,458)	$-	$179,889
Provision for loan losses	15,809	1,059	3,391	-	-	-	-	20,259
Net interest income (expense) after provision for loan losses	113,714	26,467	24,869	77	(39)	(5,458)	-	159,630
Securities gains/(losses) and other valuation changes	(7,111)	728	28	33	-	4,480	-	(1,842)
Noninterest income, excluding securities and fair value gains (losses)	11,470	2,065	2,859	9,777	5	1	(1,797)	24,380
Noninterest expense	(72,157)	(22,992)	(22,981)	(7,834)	(2,859)	(6,754)	1,797	(133,780)
Income (loss) before income taxes	45,916	6,268	4,775	2,053	(2,893)	(7,731)	-	48,388
Income tax expense (benefit)	14,544	2,444	1,681	884	(1,200)	(2,840)	-	15,513
Net income (loss)	$31,372	$3,824	$3,094	$1,169	$(1,693)	$(4,891)	$-	$32,875

Western Alliance Bancorporation and Subsidiaries

Non-GAAP Operating Segment Results
Unaudited
	Nevada	California	Arizona	Asset Management	Credit Card Services	Other	Intersegment Eliminations	Consolidated Company
($ in thousands)
Three Months Ended Dec. 31, 2008:
Net interest income (loss)	$32,640	$10,709	$7,688	$14	$267	$(1,136)	$-	$50,182
Provision for loan losses	22,108	3,385	5,929	-	840	-	-	32,262
Net interest income (loss) after provision for loan losses	10,532	7,324	1,759	14	(573)	(1,136)	-	17,920
Noninterest income (excluding securities and fair value gains (losses) of ($76,460), net)	2,456	619	1,004	2,298	294	372	(900)	6,143
Noninterest expense	(20,250)	(7,960)	(6,578)	(2,160)	(3,685)	(3,895)	900	(43,628)
Operating income (loss) before income taxes	(7,262)	(17)	(3,815)	152	(3,964)	(4,659)	-	(19,565)
Income tax expense (benefit)	(2,943)	(172)	(1,494)	106	(1,197)	(1,619)	-	(7,319)
Net operating income (loss)	$(4,319)	$155	$(2,321)	$46	$(2,767)	$(3,040)	$-	$(12,246)

($ in thousands)
Year Ended Dec. 31, 2008:
Net interest income (loss)	$130,746	$38,564	$29,926	$74	$340	$(4,742)	$-	$194,908
Provision for loan losses	50,379	6,829	9,450	-	1,531	-	-	68,189
Net interest income (loss) after provision for loan losses	80,367	31,735	20,476	74	(1,191)	(4,742)	-	126,719
Noninterest income (excluding securities and fair value gains (losses) of ($95,516), net)	11,529	2,176	5,949	10,499	891	1,045	(3,160)	28,929
Noninterest expense (excluding goodwill impairment charge of $79,242)	(78,589)	(27,462)	(25,365)	(9,332)	(13,042)	(10,824)	3,160	(161,454)
Operating income (loss) before income taxes	13,307	6,449	1,060	1,241	(13,342)	(14,521)	-	(5,806)
Income tax expense (benefit)	3,095	2,522	281	623	(5,102)	(5,126)	-	(3,707)
Net operating income (loss)	$10,212	$3,927	$779	$618	$(8,240)	$(9,395)	$-	$(2,099)

CONTACT:
Western Alliance Bancorporation
MEDIA CONTACT:
Robert Sarver, Chairman/CEO, 602-952-5445
or
INVESTOR CONTACT:
Dale Gibbons, CFO, 702-248-4200